Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of July 1999
                     Distribution Date of August 16, 1999
                           Servicer Certificate #22

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $223,628,279.43
Beginning Pool Factor                                           0.4472616

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,186,950.95
     Interest Collected                                     $1,792,241.50

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $511,977.44
Total Additional Deposits                                     $511,977.44

Repos / Chargeoffs                                            $242,359.00
Aggregate Number of Notes Charged Off                                 136

Total Available Funds                                      $10,491,169.89

Ending Pool Balance                                       $215,198,969.48
Ending Pool Factor                                              0.4304028

Servicing Fee                                                 $186,356.90

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $12,492,837.43
     Target Percentage                                               5.25%
     Target Balance                                        $11,297,945.90
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,194,891.53)
     Ending Balance                                        $11,297,945.90

Current Weighted Average APR:                                       9.710%
Current Weighted Average Remaining Term (months):                   32.07

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days          $1,978,485.76       1,318
                                31 - 60 days           $577,990.61         422
                                60+  days              $183,045.26          90

     Total:                                          $2,739,521.63       1,339

     Balances:                  60+  days            $2,467,842.15          90

Memo Item - Reserve Account
     Prior Month                                    $11,740,484.67
+    Invest. Income                                     $45,373.08
+    Excess Serv.                                      $706,979.68
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $12,492,837.43

Exhibit 20.5
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of July 1999

                                                                                      NOTES
                                                    (Money Market)
                                    TOTAL           CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $223,628,279.43
Ending Pool Balance             $215,198,969.48

Collected Principal               $8,186,950.95
Collected Interest                $1,792,241.50
Charge - Offs                       $242,359.00
Liquidation Proceeds/Recoveries     $511,977.44
Servicing                           $186,356.90
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $10,304,812.99

Beginning Balance               $223,628,279.43            $0.00           $0.00   $66,301,289.67  $149,500,000.00   $7,826,989.76

Interest Due                      $1,168,523.36            $0.00           $0.00      $342,556.66      $784,875.00      $41,091.70
Interest Paid                     $1,168,523.36            $0.00           $0.00      $342,556.66      $784,875.00      $41,091.70
Principal Due                     $8,429,309.95            $0.00           $0.00    $8,134,284.10            $0.00     $295,025.85
Principal Paid                    $8,429,309.95            $0.00           $0.00    $8,134,284.10            $0.00     $295,025.85

Ending Balance                  $215,198,969.48            $0.00           $0.00   $58,167,005.57  $149,500,000.00   $7,531,963.91
Note / Certificate Pool Factor                            0.0000          0.0000           0.4407           1.0000          0.4304
   (Ending Balance / Original Pool Amount)
Total Distributions               $9,597,833.31            $0.00           $0.00    $8,476,840.76      $784,875.00     $336,117.55

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $706,979.68
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $12,492,837.43
(Release) / Draw                 ($1,194,891.53)
Ending Reserve Acct Balance      $11,297,945.90

Exhibit 20.5
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of Jul 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                    4                     3                     2                  1
                                   Mar-99               Apr-99                May-99                Jun-99             Jul-99
Beginning Pool Balance         $274,065,370.73      $261,935,149.14      $250,874,438.10       $237,160,920.52     $223,628,279.43

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                  $429,345.46          $886,606.97          $412,197.74           $619,513.55         $242,359.00
    Recoveries                     $854,132.53          $219,894.06          $467,870.87           $483,272.01         $511,977.44

Total Charged Off (Months 5, 4, 3)                    $1,728,150.17
Total Recoveries (Months 3, 2, 1)                     $1,463,120.32
Net Loss / (Recoveries) for 3 Mos                       $265,029.85(a)

Total Balance (Months 5, 4, 3)                      $786,874,957.97(b)

Loss Ratio Annualized  [(a/b) * (12)]                      0.40418%

Trigger:  Is Ratio > 1.5%                                        No
                                                                              May-99                Jun-99             Jul-99

B)   Delinquency Trigger:                                                  $2,502,298.88         $2,228,302.26        2,467,842.15
     Balance delinquency 60+ days                                               0.99743%              0.93957%            1.10355%
     As % of Beginning Pool Balance                                             1.09001%              0.94827%            1.01352%
     Three Month Average

Trigger:  Is Average > 2.0%                                      No

C)   Noteholders Percent Trigger:                          2.25961%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer